Exhibit 10.65

                           NEOMEDIA TECHNOLOGIES, INC.
                         NEOMEDIA TELECOM SERVICES INC.
                          2201 Second Street, Suite 402
                            Fort Myers, Florida 33901

                                                June 6, 2005

Mr. Guy Fietz
President and Chief Executive Officer
BSD Software, Inc.
8500 MacLeod Trail, S.E., Suite 300E
Calgary, Alberta
Canada T2H 2N1

            Re:   Increase to Number of Allowable BSD Shares Outstanding
                  --------------------------------------------------------------

Dear Mr. Fietz:

      This letter agreement amends particular terms of that of that certain Agreement and Plan of Merger (the "Agreement"), dated as of December 21, 2004, by and among NeoMedia Technologies, Inc., a Delaware corporation ("Buyer"), NeoMedia Telecom Services, Inc., a Nevada corporation ("Merger Sub"), and BSD Software, Inc., a Florida corporation (the "Company"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The Agreement is hereby amended in the following respects:

      Section 7.3.(g) is hereby amended to read as follows:

            "Issued Company Common Stock. The Company shall not have in excess of 38,000,000 shares of Company Common Stock issued and outstanding as of the Closing Date."

      As a result of the foregoing change, Buyer shall have the absolute right to terminate the Agreement, and the Merger would thereby be abandoned, if the Company has in excess of 38,000,000 shares outstanding on the Closing Date, as defined in the Agreement.

      This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, and both of which shall constitute one and the same instrument. This letter agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of this letter agreement. In the event of any litigation arising hereunder, the prevailing party or parties shall be entitled to recover its reasonable attorneys' fees and court costs from the other party or parties, including the costs of bringing such litigation and collecting upon any judgments. This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, trustees, successors and assigns.

If the foregoing correctly sets forth the terms of our agreement, please so signify by signing this letter agreement on the line provided below for such purpose and transmitting to each of us a signed copy of this letter agreement, whereupon this letter agreement will constitute a binding agreement among us.

                                        Very truly yours,


                                        NEOMEDIA TECHNOLOGIES, INC.

                                        By: /s/ Charles T. Jensen
                                            -------------------------------
                                                Charles T. Jensen
                                                President, CEO & Director


                                        NEOMEDIA TELECOM SERVICES, INC.

                                        By: /s/ David A. Dodge
                                            -------------------------------
                                                David A. Dodge
                                                Secretary & Treasurer

ACKNOWLEDGED, AGREED TO AND ACCEPTED THIS 6th DAY OF JUNE, 2005:

BSD SOFTWARE, INC.


By: /s/ Guy Fietz, President & CEO
    -----------------------------------
        Guy Fietz, President & CEO